                                                                   EXHIBIT 10.44

THIS NOTE IS SUBJECT TO AN INTERCREDITOR AGREEMENT, DATED AS OF DECEMBER 21, 2001, AMONG FLEET CAPITAL CORPORATION, A RHODE ISLAND CORPORATION, PETROCON ENGINEERING, INC., AND EQUUS II INCORPORATED, A DELAWARE CORPORATION, ET AL. THIS NOTE IS SUBORDINATED IN RIGHT AND TIME OF PAYMENT TO THE PRIOR PAYMENT IN FULL IN CASH OF ALL SENIOR DEBT (AS DEFINED IN THE INTERCREDITOR AGREEMENT) IN ACCORDANCE WITH, AND TO THE EXTENT SPECIFIED IN, SUCH INTERCREDITOR AGREEMENT AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE TERMS AND PROVISIONS OF SUCH INTERCREDITOR AGREEMENT.

                                PROMISSORY NOTE
                                ---------------

$3,000,000                         Houston, Texas             December 21, 2001

      FOR VALUE RECEIVED, PETROCON ENGINEERING, INC., a Texas corporation ("Maker"), does hereby promise to pay to the order of EQUUS II INCORPORATED, a Delaware corporation with its principal office at 2929 Allen Parkway, Suite 2500, Houston, Texas 77019 ("Payee"), or at such other place as the holder hereof may from time to time designate in writing, in lawful money of the United States, the principal sum of THREE MILLION AND NO/100 DOLLARS ($3,000,000), with interest thereon as provided in this Promissory Note (the "Note").

     1.     Certain Definitions. For the purposes hereof, the terms set forth
            -------------------
below shall have the following meanings:

               (a)     "Applicable Law" shall mean (i) the laws of the United
                        --------------
     States of America applicable to contracts made or performed in the State of Texas, now or at any time hereafter prescribing maximum rates of interest or eliminating maximum rates of interest on loans and extensions of credit,
     (ii) the laws of the State of Texas now or at any time hereafter prescribing or eliminating maximum rates of interest on loans and extensions of credit, and (iii) any other laws at any time applicable to contracts made or performed in the State of Texas which permit a higher interest rate ceiling hereunder.

               (b)     "Base Rate" shall mean 9.5%.
                        ---------
               (c)     "Final Maturity Date" shall mean December 21, 2005.
                        -------------------
               (d)     "Highest Lawful Rate" shall mean at the particular time
                        -------------------
     in question the maximum rate of interest which, under Applicable Law, Payee is then permitted to charge Maker in regard to the loan evidenced by this Note. If the maximum rate of interest which, under Applicable Law, Payee is permitted to charge Maker in regard to the loan evidenced by this Note shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective date of each change in the Highest Lawful Rate without notice to

     Maker. In determining the Highest Lawful Rate, all fees and other charges contracted for, charged or received by Payee in connection with the loan evidenced by this Note which are either deemed interest under Applicable Law or required under Applicable Law to be deducted from the principal balance hereof to determine the rate of interest charged on this Note shall be taken into account.

     (e)     "Merger" shall mean the merger of PEI Acquisition, Inc. a Texas
              ------

     corporation ("PEI Acquisition") with and into Maker pursuant to that certain Agreement and Plan of Merger dated July 31, 2001 by and among Parent, IDS Engineering Management, LC, a Texas limited liability company, PEI Acquisition and Maker.

     (f)     "Parent" shall mean Industrial Data Systems Corporation, a Nevada
              ------
     corporation.

     (g)     "Sale of Maker" shall mean (i) a sale of substantially all of the
              -------------
     assets of Maker to a person or entity that is not an affiliate of Maker,
     (ii) any sale in a single transaction or in a series of related and substantially similar contemporaneous transactions of the common stock, par value $.01 per share of Maker ("MAKER COMMON STOCK"), representing 50% or more of the total number of shares of Maker Common Stock then outstanding (determined on a fully diluted basis) to any person or entity which is not an affiliate of the selling shareholders, or (iii) any merger, consolidation or reorganization of Maker with or into one or more entities which are not Subsidiaries or affiliates of Maker or Parent (other than the Merger), as a result of which less than 50% of the outstanding voting securities, partnership interests or membership interests of the surviving or resulting entity are owned by the holders of Maker Common Stock (or their Affiliates) immediately prior to such merger, consolidation or reorganization.

     (h)     "Sale of Parent" shall mean (i) a sale of substantially all of the
              --------------
     assets of Parent to a person or entity that is not an affiliate of Parent,
     (ii) any sale in a single transaction or in a series of related and substantially similar contemporaneous transactions of the common stock of Parent, par value $0.001 per share ("PARENT COMMON STOCK"), representing 50% or more of the total number of shares of Parent Common Stock then outstanding (determined on a fully diluted basis) to any person or entity which is not an affiliate of the selling shareholders, or (iii) any merger, consolidation or reorganization of the Parent with or into one or more entities which are not Subsidiaries or affiliates of the Parent, as a result of which less than 50% of the outstanding voting securities, partnership interests or membership interests of the surviving or resulting entity are owned by the holders of Parent Common Stock (or their Affiliates) immediately prior to such merger, consolidation or reorganization.

     (i)     "Security Documents" has the meaning specified in Section 13 of
              ------------------
     this Note.

     (j)     "Senior Debt" shall mean (i) all now existing or hereafter incurred
              -----------
     indebtedness of the Parent, the Maker or any of their respective Subsidiaries for money borrowed, loans made or letters of credit issued or other credit extended to the Parent, Maker or any of their respective Subsidiaries by any bank or other financial or lending institution, including, without limitation, Fleet Capital Corporation, that is specifically designated by the Parent or the Maker, in the document or instrument creating or evidencing such indebtedness or in an officer's certificate delivered to the holder of this Note, as "Senior Debt", (ii) all assumptions or guaranties of any indebtedness of the type described in the preceding clause (i), and (iii) all indebtedness of the Parent, the Maker or any of their respective Subsidiaries arising in connection with any refunding or refinancing of, or increases in the principal amount of, any indebtedness of the type described in the preceding clause (i) and
     (ii), in each instance together with all interest, fees, costs, taxes, expense reimbursements, indemnification and other like amounts arising under the documents and instruments evidencing such indebtedness, including all such amounts that become payable (or that would have become payable if enforceable or allowable in such case or proceeding) on the terms specified in such documents and instruments after the commencement of any bankruptcy, reorganization, receivership, insolvency, liquidation or dissolution proceeding, whether or not the claim for such amount is enforceable, allowable or allowed as a claim in such proceeding and even if such claim is not enforceable or allowed therein; provided, however, that, except for the outstanding principal balance as of the date hereof of the term loan indebtedness evidenced by that certain Term Note, dated June 15, 1999, from Maker and each of its Subsidiaries, as Borrower, to Fleet Capital Corporation, in the stated principal amount of $5,000,000, in no event shall the principal amount of any indebtedness described in the preceding clause (i) be Senior Debt unless the documents, agreements and instruments evidencing such indebtedness provide that the principal amount of such indebtedness which may be advanced from time to time shall be determined by reference to a borrowing base (i.e., accounts receivable and inventory) of Maker, Parent and/or any one or more of their respective Subsidiaries regardless of whether the aggregate amount of such indebtedness may from time to time exceed the amounts permitted to be advanced on such borrowing base.

     (k)     "Subsidiary" means, with respect to any person or entity, any
              ----------
     corporation, partnership, limited liability company, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or general partners thereof is at the time owned or controlled, directly or indirectly, by that person or entity or one or more of the other Subsidiaries of that person or entity or a combination thereof.

     2.   CALCULATION AND PAYMENT OF PRINCIPAL AND INTEREST.
          --------------------------------------------------

     (a) Interest on the unpaid principal balance hereof from time to time outstanding shall be computed at a per annum rate equal to the lesser of
     (i) the Base Rate in effect from time to time and (ii) the Highest Lawful Rate, and shall be due and payable quarterly, in arrears, on the 15(th) day of each February, May, August and November of each year, commencing on November 15, 2001, and continuing on the 15(th) day of each such month thereafter until such time as the full principal balance, together with all other amounts owing hereunder, shall have been paid in full.

     (b) The principal balance shall be due and payable in equal quarterly installments of $110,000 each, commencing on August 15, 2002, and continuing on the 15(th) day of each February, May, August and November of each year thereafter to and including the 15(th) day of December, 2005, and the entire remaining principal amount then outstanding, together with any and all other amounts due hereunder shall be due and payable on the Final Maturity Date.


     (c) All payments on this Note shall be applied first to the payment of accrued interest and then to the payment of principal.

     (d) Interest on this Note shall be calculated on the basis of 365 -day or 366-day years, as the case may be.

     (e) If the date for any payment or prepayment hereunder falls on a day which is a Saturday, Sunday or other legal holiday, then for all purposes of this Note, the same shall be deemed to have fallen on the next following day, and such extension of time shall in such case be included in the calculation of interest.


     3.    Prepayment. Maker shall have the right to prepay the unpaid principal
           ----------
     balance of and all accrued interest upon this Note in whole or in part at any time without premium or penalty. Maker shall prepay the outstanding principal balance of and all accrued but unpaid interest on this Note prior to the Final Maturity Date upon a Sale of Maker or a Sale of Parent.

     4.    Waiver. Maker and all sureties, endorsers, accommodation parties,
           ------
guarantors and other parties now or hereafter liable for the payment of this Note, in whole or in part, hereby severally (i) waive demand, notice of demand, presentment for payment, notice of nonpayment, notice of default, protest, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor and all other notices, and further waive diligence in collecting this Note, in taking action to collect this Note, in bringing suit to collect this Note, or in enforcing this Note or any of the security for this Note; (ii) agree to any substitution, subordination, exchange or release of any security for this Note or the release of any party primarily or secondarily liable for the payment of this Note; (iii) agree that Payee shall not be required to first institute suit or exhaust its remedies hereon against Maker or others liable or to become liable for the payment of this Note or to enforce its rights against any security for the payment of this Note.

     5.     Events of Default.
            -----------------

     (a) Upon the happening of any of the following events (each an "Event of Default"), Payee may, at its option upon ten (10) days prior written notice to the Maker, declare immediately due and payable the entire principal balance of this Note together with all interest accrued and owing hereon, plus any other sums payable at the time of such declaration pursuant to this Note. Events of Default include the following:

                       (i) If Maker shall fail to pay any principal and/or interest under this Note and such failure shall continue for a period of ten (10) days after the receipt by Maker of written notice of such failure from Payee when same becomes due and payable in accordance with the terms hereof, or if Maker shall default in any other payment obligation under this Note and such default shall continue for a period of ten (10) days after the receipt by Maker of written notice of such default from Payee;

                       (ii) If Maker becomes insolvent, fails to pay its debts generally as they become due or becomes the subject of any proceeding under any debtor relief law. In the event of Default, Payee may declare the entire unpaid balance of this Note, or any part hereof, immediately due and payable;

                       (iii) If any default shall occur in the performance or compliance with any term contained in any of the Security Documents and such default is not remedied or waived within 30 days after receipt by Maker of written notice of such default from Payee; or

                       (iv) The failure to exercise the foregoing option upon the happening of an Event of Default shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time, and no such failure shall nullify any prior exercise of any such option without the express written consent of Payee.

     6.     Default Interest. If the entire unpaid principal balance and
            ----------------
accrued but unpaid interest is not paid on or before the earlier to occur of the Final Maturity Date, all unpaid amounts of this Note, including principal and interest, shall thereafter bear interest at a rate of interest (the "Default Rate") equal to the lesser of (i) 12% per annum or (ii) the Highest Lawful Rate; provided, however, that the obligation to pay such interest is subject to the limitation contained in the following paragraph.

     7.     Compliance with Law. All agreements between Maker and Payee,
            -------------------
whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand of the Final Maturity Date or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Payee in regard to the loan evidenced by the Note exceed the maximum amount permissible under Applicable Law. If, from any circumstance whatsoever, interest would otherwise be payable to Payee in excess of the maximum amount permissible under Applicable Law, the interest payable to Payee shall be reduced to the maximum amount permissible under Applicable Law; and if from any circumstance Payee shall ever receive anything of value deemed interest by Applicable Law in excess of the maximum amount permissible under Applicable Law, an amount equal to the excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive amount of interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Maker. All interest paid or agreed to be paid to Payee shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full period (including any renewal or extension) until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permissible under Applicable Law. Payee expressly disavows any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under Applicable Law. This paragraph shall control all agreements between Maker and Payee.

     8.     Attorneys' Fees and Costs. If an Event of Default shall occur, and
            -------------------------
if thereafter this Note is placed in the hands of an attorney for collection, or if this Note is collected in whole or in part through legal proceedings of any nature, including arbitration, then and in any such case Maker promises to pay, and there shall be added to the unpaid principal balance hereof, all reasonable costs of collection, including, but not limited to, reasonable attorneys' fees incurred by the holder hereof, on account of such collection, whether or not suit is filed.

     9.     Cumulative Rights. No delay on the part of the holder of this Note
            -----------------
in the exercise of any power or right under this Note or under any other instrument executed pursuant hereto shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. Enforcement by the holder of this Note of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

     10.     Headings. The paragraph headings used in this Note are for
             --------
convenience of reference only, and shall not affect the meaning or interpretation of this Note.

     11.     Notices and Demands. Any notice or demand given hereunder shall be
             -------------------
deemed to have been given and received (a) when actually delivered to the address of the party to be notified or delivered in person, (b) if mailed, on the third Business Day (hereinafter defined) after it is deposited in the United States mail, certified, return receipt requested or (c) one Business Day after it has been deposited with an overnight courier, marked for next day delivery. For purposes hereof, the addresses of the parties are as follows:

                            Equus II Incorporated
                            Attn: Mr. Randall Hale
                            2929 Allen Parkway, Suite 2500
                            Houston, Texas 77019

                            Petrocon Engineering, Inc.
                            Attn: Mr. Michael L. Burrow
                            3155 Executive Blvd.
                            Beaumont, Texas 77705

     12.     Governing Law. This Note shall be governed by and construed in
             -------------
accordance with the laws of the State of Texas and the laws of the United States applicable to transactions in the State of Texas. Courts within the State of Texas shall have jurisdiction over any and all disputes between Maker and Payee, whether at law or in equity.

     13.     Security. This Note is secured by (i) one or more Security
             --------
Agreements by Maker and each of Maker's Subsidiaries now existing and hereafter created; (ii) one or more Guaranties by all of Maker's Subsidiaries now existing and hereafter created; (iii) one or more Security Agreements by Parent and all of Parent's Subsidiaries now existing and hereafter created; (iv) one or more Guaranties by Parent and all of Parent's Subsidiaries now existing and hereafter created; and (v) one or more mortgages, dated on or after the date hereof, by and between RPM Engineering, Inc., a Louisiana corporation, and Payee, covering certain real property generally described as 10252 Mayfair Drive, Baton Rouge, Louisiana and 9969 Professional Boulevard, Baton Rouge, Louisiana, as more particularly described therein (collectively, and as each of the foregoing may be amended, modified, supplemented, renewed or extended from time to time, the "SECURITY DOCUMENTS").

     14.     Subordination. This Note is subject to an Intercreditor Agreement,
             -------------
dated on or about the date hereof, executed by Payee, Fleet Capital Corporation, Maker et al. This Note is subordinated in right and time of payment to the prior payment in full in cash of all "Senior Debt" (as defined in the Intercreditor Agreement) in accordance with, and to the extent specified in, such Intercreditor Agreement and each holder of this Note, by its acceptance hereof, irrevocably agrees to be bound by the terms and provisions of such Intercreditor Agreement. Payee hereby agrees that, upon the request of Maker and within fifteen (15) days of such request, Payee shall execute and deliver to any other holder of Senior Debt an intercreditor agreement on substantially the same terms as such Intercreditor Agreement or on such other terms which are acceptable to Maker, Payee and such holder of Senior Debt.

     15.     Successors and Assigns. The terms "Payee" and "Maker" shall include
             ----------------------
all of the respective parties' successors and assigns to whom the benefits of this Note shall inure. Nothing herein shall be construed to limit the Maker's ability to assign or transfer this Note in connection with a merger, consolidation, sale of substantially all of its assets or similar transaction.

                                                MAKER:
                                                -----

                                                PETROCON ENGINEERING, INC.,
                                                a Texas corporation

                                                By:____________________________
                                                   Michael L. Burrow, President
                                                   and Chief Executive Officer

                                                PAYEE:
                                                -----

                                                EQUUS II INCORPORATED,
                                                a Delaware corporation

                                                By:____________________________
                                                   Randall B. Hale,
                                                   Vice President